SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15 (d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


         DATE OF REPORT (Date of earliest event reported): July 18, 2001


                        Commission File Number 0001067447


                           THE DERBY CYCLE CORPORATION
             (Exact name of registrant as specified in its charter)


         DELAWARE                                       31-1038896
(State or other jurisdiction of                 (I.R.S. Employer Identification
incorporation or organization)                          No.)


                           The Derby Cycle Corporation
                      300 First Stamford Place (5th Floor)
                        Stamford, Connecticut 06902-6765
          (Address of principal executive offices, including zip code)


                            Telephone: (203) 961-1666
              (Registrant's telephone number, including area code)

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ITEM 5.  OTHER EVENTS

On July 18, 2001, The Derby Cycle Corporation (the "Company"), Lyon Investments B.V., a subsidiary of the Company ("Lyon" and together with the Company, the "Issuers"), and the trustee under the indenture that governs the Issuers' DM110 million principal amount of 9-3/8% senior notes due 2008 (the "DM Senior Notes") entered into a supplemental indenture (the "DM Supplemental Indenture") with the consent of the holders of at least a majority in aggregate principal amount of the outstanding DM Senior Notes. As previously announced, on July 2, 2001, the Issuers and the trustee under the indenture that governs the Issuers' $100 million principal amount of 10% senior notes due 2008 (the "Dollar Senior Notes" and together with the DM Senior Notes, the "Senior Notes") entered into a supplemental indenture, which is similar in form to the DM Supplemental Indenture. The supplemental indentures contain amendments to the indentures governing the Senior Notes to permit the sale by Derby Nederland B.V., a subsidiary of Lyon, of all issued and outstanding shares of its subsidiary, Koninklijke Gazelle B.V. ("Gazelle").

On July 19, 2001, the sale of Gazelle by Derby Nederland B.V. to Gazelle Holding B.V., a company controlled by Gilde Investment Management B.V. and located in The Netherlands, was completed. The purchase price was EUR 142.5 million in cash, less EUR 11.9 million of debt and taxes outstanding of Gazelle as of June 1, 2001, and subject to certain adjustments based on Gazelle's balance sheet as of June 1, 2001. EUR 10.0 million of the purchase price was placed in escrow, to be released to the Company upon the determination of certain contingencies.

A portion of the net proceeds from the sale of Gazelle was applied first to repay or collateralize all of the outstanding amounts under the Company's DM209.4 million ($93.9 million) senior secured revolving credit facility (the "Revolving Credit Facility"). As a result of the repayment, the Revolving Credit Facility was terminated.

Under the terms of the supplemental indentures, the Company will retain the equivalent of $2.5 million of the net sale proceeds for working capital and general corporate purposes. The remaining net sale proceeds are required to be delivered to the trustees for the Senior Notes. The trustees are required, within two days of the sale, to apply a portion of the net sale proceeds to make the interest payments on the Senior Notes that the Issuers failed to make when due on May 15, 2001. In addition, the Issuers are obligated under the supplemental indentures to use any remaining sale proceeds to make an offer to repurchase a portion of the Senior Notes.

The DM Supplemental Indenture is attached as an exhibit to this Current Report on Form 8-K and is hereby incorporated by reference.

STATEMENTS ABOUT THE COMPANY'S FUTURE PERFORMANCE ARE FORWARD LOOKING STATEMENTS SUBJECT TO THE SAFE HARBOR CREATED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. MANAGEMENT CAUTIONS THAT THE COMPANY'S PERFORMANCE IS HIGHLY DEPENDENT UPON A VARIETY OF IMPORTANT FACTORS, INCLUDING, AMONG OTHER THINGS, CYCLES OF CUSTOMER ORDERS,

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SHIPMENTS OF COMPONENTS FROM FOREIGN SUPPLIERS, CHANGING CONSUMER TRENDS AND
CURRENCY FLUCTUATIONS.


ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

         (c)      Exhibits


                  EXHIBIT NUMBER        DESCRIPTION
                  --------------        -----------

                  10.1 Supplemental Indenture, dated as of July 18, 2001, among the Company, Lyon and The Bank of New York, as successor to IBJ Schroder Bank & Trust, a New York banking corporation, as Trustee.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned, thereunto duly authorized.


                                   THE DERBY CYCLE CORPORATION


                                   By:  /s/ Simon J. Goddard
                                        ---------------------------------------
                                        Name:   Simon J. Goddard
                                        Title:  Vice President and
                                                Corporate Controller


Dated:  July 20, 2001

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                                  EXHIBIT INDEX


EXHIBIT NUMBER                                  DESCRIPTION
--------------                                  -----------

10.1 Supplemental Indenture, dated as of July 18, 2001, among the Company, Lyon and The Bank of New York, as successor to IBJ Schroder Bank & Trust, a New York banking corporation, as Trustee.